UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 5, 2013

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 8, 2013, Genworth Holdings, Inc. (“Genworth Holdings”), a direct, wholly-owned subsidiary of Genworth Financial, Inc. (“Genworth Financial”), completed a public offering of $400 million aggregate principal amount of its 4.900% Senior Notes due 2023 (the “Notes”). The Notes are fully and unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by Genworth Financial. The Notes are governed by an Indenture, dated as of June 15, 2004 (the “Base Indenture”) between Genworth Holdings and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by Supplemental Indenture No. 10, dated as of August 8, 2013 (“Supplemental Indenture No. 10”), among Genworth Holdings, Genworth Financial and the Trustee (as so supplemented, the “Indenture”).

The Notes are senior unsecured obligations of Genworth Holdings and rank equally in right of payment with all of Genworth Holdings’ other unsecured and unsubordinated obligations from time to time outstanding. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Genworth Financial, and the guarantee will rank equally in right of payment with all of Genworth Financial’s other unsecured and unsubordinated obligations from time to time outstanding. Interest on the Notes will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2014. Interest on the Notes will accrue from August 8, 2013.

Genworth Holdings may redeem all or a portion of the Notes at its option at any time or from time to time at a redemption price equal to the greater of:

•	100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 35 basis points, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The net proceeds of this offering (before expenses) were approximately $396 million. Genworth Holdings intends to use the net proceeds from this offering, together with cash on hand at Genworth Holdings, to redeem at least a majority of the outstanding aggregate principal amount of Genworth Holdings’ 4.950% senior notes due 2015 (the “2015 Notes”), and pay related premium and accrued interest on such notes, and the remainder for general corporate purposes, which may include the redemption or repurchase of debt, including additional 2015 Notes.

The Notes and Guarantee were offered and sold by Genworth Holdings and Genworth Financial pursuant to a registration statement on Form S-3 (File No. 333- 182093) (as amended, the “Registration Statement”).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.10 to Genworth Holdings’ (formerly Genworth Financial, Inc.) Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 1, 2005; and to the full text of Supplemental Indenture No. 10, which is filed as Exhibit 4.1 hereto. Each of the foregoing documents is incorporated by reference herein.

Item 8.01.	Other Events.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of August 5, 2013, among Genworth Holdings, Genworth Financial and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, Genworth Holdings agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. Genworth Holdings sold the Notes to the Underwriters at an issue price of 99.036% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.686% of the principal amount thereof.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering of the Notes, Genworth Financial is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes and the Guarantee. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated August 5, 2013, among Genworth Holdings, Inc., Genworth Financial, Inc., as guarantor, and Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Supplemental Indenture No. 10, dated as of August 8, 2013, among Genworth Holdings, Inc., Genworth Financial, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2013

GENWORTH FINANCIAL, INC.

By:	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer

4